Exhibit 3.1 - Articles of Incorporation

FILED

98 MAY 28 PM 1:31

SECRETARY OF STATE

TALLAHASSEE, FLORIDA

EFFECTIVE DATE

5-21-98

ARTICLES OF INCORPORATION

OF

WILDWOOD MANAGEMENT CORPORATION

The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

ARTICLE I. NAME

The name of the corporation shall be WILDWOOD MANAGEMENT CORPORATION. The principal place of business of this corporation shall be 222 Lakeview Avenue, Suite 160, West Palm Beach, FL 33401.

ARTICLE II. NATURE OF BUSINESS

This corporation may engage or transact in any and all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000,000 shares of common stock having $.0001 par value per share and 10,000,000 shares of preferred stock having $.0001 par value per share.

ARTICLE IV. ADDRESS

The street address of the initial registered office of the corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480, and the name of the registered agent of the corporation at that address is Donald F. Mintmire.

ARTICLE V. TERM OF EXISTENCE

This corporation is to exist perpetually.

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ARTICLE VI. DIRECTORS

This corporation shall have no Directors, initially. The affairs of the Corporation will be managed by the shareholders until such time as Directors are designated as provided by the Bylaws.

ARTICLE VII. INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation is:

Donald F. Mintmire, Esq.

Mintmire & Associates

265 Sunrise Avenue

Suite 204

Palm Beach, Florida 33480.

ARTICLE VIII. EFFECTIVE DATE

The corporation shall commence its existence on May , 1998.

ARTICLE IX. CONFLICT OF INTEREST

Any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to the Corporation.

ARTICLE X. INDEMNIFICATION

The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following:

(a)	The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the

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Corporation, or is or was otherwise serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

(b)	The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with. the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be·-in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of-- any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to, the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

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(c)	To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit· or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d)	Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) -shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote _of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not. obtainable or, even if obtainable, a quorum of the disinterested directors so directs, by independent legal counsel in a written opinion, or (iii)- by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for that purpose.

(e)	Expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to .be indemnified by the Corporation as authorized in this Article.

(f)	The Board of Directors may exercise the Corporation’s power to purchase and maintain insurance on behalf of any person who is or was a - director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

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(g)	The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles Incorporation, the Bylaws, agreements, vote of the shareholders of disinterested directors, or otherwise, both as to action in his official capacity and as to action. in. another capacity while holding such. office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Article XI. Law Applicable to Control-Share Voting Rights.

The provisions set forth in Fl. Stat. 607.0902 do not apply to control-share acquisitions of shares of the Corporation.

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IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 21th day of May, 1998.

/s/ Donald F. Mintmire

Donald F. Mintmire

STATE OF FLORIDA }

} SS:

COUNTY OF PALM BEACH }

The foregoing instrument was acknowledged before me this 20th day of May, 1998 by Donald F. Mintmire, who is personally known to me and who (did/did not) take an oath.

/s/ Jennifer J. Edwards

Notary Public

/Notary Stamp/

/State Seal/

JENNIFER J. EDWARDS

MY COMMISSION # CC6 88296

EXPIRES: October 13, 2001

Bonded Thru Notary Public Underwriters

Donald F. Mintmire, having been designated to act as Registered Agent, hereby agrees to act in this capacity.

/s/ Donald F. Mintmire

Donald F. Mintmire

FILED

98 MAY 28 PM 1:27

SECRETARY OF STATE

TALLAHASSEE, FLORIDA

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FILED

98 DEC 11 AM 10:10

SECRETARY OF STATE

TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

WILDWOOD MANAGEMENT CORPORATION

Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (Indicate article number(s) being amended, added or deleted)

ARTICLE I. NAME.

The name of the corporation shall be changed from Wildwood Management Corporation to ExpoNet Enterprises Corp. The principal place of business of this corporation shall be 222 Lakeview Avenue, Su1te 160-160, West Palm Beach, Florida 33401.

ARTICLE XII. SPECIAL AUTRORITY OF BOARD OF DIRECTORS AND WAIVER OF DISSENTERS RIGHTS.

The Board of Directors shall be and are hereby authorized to enter into on behalf of the corporation and to bind the corporation without shareholder approval, any and all acts approving (a) the terms and conditions of a merger and/or a share exchange; and (b) divisions, combinations and/or splits of shares of any class or series of stock of the corporation, whether issued or unissued, with or without any change in the number of authorized shares; and shareholders affected thereby shall not be entitled to dissenters rights with respect thereto under any applicable statutory dissenters rights provisions.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment’s adoption: 12-10-98.

FOURTH: Adoption of Amendment(s) (check one)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups.

The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ______________.” (voting group)

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 10th day of December, 1998.

Signature: /s/ James D. Brock

(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

OR

(By a director if adopted by the directors)

OR

(By an incorporator if adopted by the incorporators)

James D. Brock

Typed or printed name

President

Title

FILED

99 FEB 1 PM 12:58

SECRETARY OF STATE

TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

WILDWOOD MANAGEMENT CORPORATION

Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (Indicate article number(s) being amended, added or deleted)

1.	THE NAME OF THE CORPORATION IS

eSTeeM Software Solutions, Inc.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment’s adoption: JANUARY 28, 1999.

FOURTH: Adoption of Amendment(s) (check one)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups.

The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ______________.” (voting group)

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 28th day of January, 1999.

Signature: /s/ David Garrick Jr.

(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

OR

(By a director if adopted by the directors)

OR

(By an incorporator if adopted by the incorporators)

DAVID GARRICK JR.

Typed or printed name

PRESIDENT

Title

FILED # C35179-01

DEC 31 2001

IN THE OFFICE OF

DEAN HELLER

NEVADA SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

WAVESCRIBE INTERNATIONAL CORP.

A Nevada Corporation

I, the undersigned, being the original Incorporator herein named, for the purposes of forming a Corporation under the General Corporation Laws of the State of Nevada to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

ARTICLE I

NAME

The name of the Corporation is WAVESCRIBE INTERNATIONAL CORP.

ARTICLE II

RESIDENT AGENT & REGISTERED OFFICE

Section 2.01. Resident Agent. The name and address of the Resident Agent for service of process is Nevada Corporate Headquarters, Inc., 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109. Mailing Address: P.O. Box 27740, Las Vegas, NV 89126.

Section 2.02. Registered Office. The address of its Registered Office is 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109.

Section 2.03. Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of Directors and Stockholders held outside the State of Nevada with the same effect as if in the State Nevada.

ARTICLE III

PURPOSE

The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

ARTICLE IV

SHARES OF STOCK

Section 4.01. Number and Class. The Corporation shall authorize the issuances of a single class of Capital Stock in the amount of fifty million (50,000,000) shares of Common Stock, at $.0001 par value.

Notwithstanding the foregoing these Articles hereby vest the Board of Directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of stock. In addition the Board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock created. All classes of stock may be issued from time to time without action by the stockholders.

Section 4.02. No Preemptive Rights. Unless otherwise determined by the Board of Directors, holders of the Stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor any right of subscription thereto.

Section 4.03. Non-Assessability of Shares. The Shares of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE V

DIRECTORS

Section 5.01. Governing Board. The members of the Governing Board of the Corporation shall be styled as Directors.

Section 5.02. Initial Board of Directors. The initial Board of Directors shall consist of not less than one (1), and not more than seven (7) members. The name and address of an initial member of the Board of Directors is as follows:

NAME ADDRESS

Cort W. Christie P.O. Box 27740

Las Vegas, Nevada 89126

This individual Shall serve as a Director until the first annual meeting of the Stockholders or until his successor(s) shall have been elected and qualified.

Section 5.03. Change in Number of Directors. The number of Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

ARTICLE VI

INCORPORATOR

The name and address of the Incorporator is Nevada Corporate Headquarters, Inc., P.O. Box 22740, Las Vegas, Nevada 89126.

ARTICLE VII

PERIOD OF DURATION

The Corporation is to have a perpetual existence.

ARTICLE VIII

DIRECTORS’ AND OFFICERS’ LIABILITY

A Director or Officer of the Corporation shall not be personally liable to the Corporation or its Stockholders for damages for breach of fiduciary duty as a Director or Officer, but this Article shall not eliminate or limit the liability of a Director or Officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of Officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX

INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or as its representative in a partnership joint venture trust or other enterprise shall be indemnified and held harmless to the fullest extend legally permissible under the laws of the state of Nevada from time to time against all expenses liability and loss ( including attorney’s fees, judgments, fines and amounts paid or to be paid and settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. such right of indemnification shall not be exclusive of any other right which such directors , officers or representatives may have or hereafter acquire , and , without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the stockholders or board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the state of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, as its representative in a partnership, joint venture, trust or other

Enterprises against any liability asserted against such person and incurred in such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall in inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X

AMENDMENTS

Subject at all times to the express provisions of section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these articles of incorporation or its bylaws, in the manner now or hereafter prescribed by statute or by these articles of incorporation or said bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

ARTICLE XI

POWERS OF DIRECTORS

In furtherance and not in limitation of the powers conferred by statue the Board of Directors is expressly authorized:

(1)	Subject to the Bylaws, if any, adopted by the Stockholders, to make, alter or repeal the Bylaws of the Corporation;
(2)	To authorize and caused to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;
(3)	to authorize the guarantee by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;
(4)	to set apart out of any of the funds of the corporation's available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;
(5)	By resolution, to designate one or more committees, each committee to consist of at least one director of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated and the volleyballs of the corporation or as may be determined from time to time by resolution adopted by the board of directors; and
(6)	to authorize the corporation by its officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation, except and to the extent that any such statute shall require action by the stockholders of the corporation with regard to the exercising of any such power or doing of any such act or thing.

In addition to the powers and authorities herein before or by statute expressly conferred upon them, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, except as otherwise provided herein and by law.

IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of DECEMBER, 2001, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ Cort W. Christie

Cort W. Christie

(For Nevada Corporate Headquarters, Inc.)

I, NEVADA CORPORATE HEADQUARTERS, INC., hereby accept as Resident Agent for the previously named Corporation on 31st day of DECEMBER, 2001.

/s/ Dianne R. Temple

Dianne R. Temple-Office Administrator

On behalf of Nevada Corporate Headquarters, Inc.

FILED # C35179-01

DEC 31 2001

IN THE OFFICE OF

DEAN HELLER

NEVADA SECRETARY OF STATE

ARTICLES OF CONVERSION

OF

ESTEEM SOFTWARE SOLUTIONS, INC.

A

Foreign entity to be converted to a Nevada corporation

I, the undersigned, being the original organizer herein named, for the purpose of converting a corporation, from a Florida corporation, originally organized under the laws of that state, to a Nevada corporation, to be duly organized under the laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Conversion, hereby declaring and certifying that the facts herein stated are true.

ARTICLE I

NAME OF CONSTITUENT ENTITY

The name of the constituent entity to be converted, is a Florida corporation, organized under the laws of that state and known on its various public records as ESTEEM SOFTWARE SOLUTIONS, INC.

ARTICLE II

NAME OF RESULTING ENTITY

The name of the resulting entity to be organized under the laws of the state of Nevada, will be changed from the name of the existing entity in Florida. The name of the resulting entity and into which the constituent entity will be converted, is WAVESCRIBE INTERNATIONAL CORP., a Nevada corporation.

ARTICLE III

PLAN OF CONVERSION

A complete and executed plan of conversion has been adopted by the constituent entity in compliance with the laws of the state of Florida. That plan is on file and the registered offices of the resulting entity’s resident agent.

ARTICLE IV

STATE OF ORIGIN OF CONSTITUENT ENTITY

The state of origin of the constituent entity is the State of Florida.

ARTICLE V

JURISDICTION OR AUTHORITY OF RESULTING ENTITY

The state of jurisdiction for the entity resulting from this conversion is the State of Nevada.

ARTICLE VI

RESIDENT AGENT AND REGISTERED OFFICE

SECTION 6.01 Resident Agent. The name and address of the Resident Agent for the resulting entity, for the purpose of service of process, is Nevada Corporate Headquarters, Inc., 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109. Mailing address P.O. Box 37740, Las Vegas, Nevada 89126.

SECTION 6.02 Registered Office. The address of its registered office is 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109.

SECTION 6.03 Other Offices. The resulting entity may also maintain offices for the transaction of business at any other place within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of Directors and Shareholders held outside of the State of Nevada shall have the same effect as though held within the State of Nevada.

ARTICLE VII

ORGANIZER

The name of the organizer of this conversion is Julian Edwards, President of Esteem Software Solutions, Inc.

IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of DECEMBER, 2001, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ Julian Edwards

Julian Edwards, President

I, NEVADA CORPORATE HEADQUARTERS, INC., hereby accept as Resident Agent for the previously named Corporation on December 31, 2001.

/s/ Cort W. Christie

Cort W. Christie

(For Nevada Corporate Headquarters, Inc.)

Filed in the Office of

Dean Heller

Secretary of State

State of Nevada

Business Number C35179-2001

Filing Number 20060598871-26

Filed On 09/19/2006

Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: Wavescribe International Corp.

2.	The articles have been amended as follows (provide article numbers, if available):

The name of the Corporation is Security Financing Services, Inc.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 64%.

4.	Effective date of filing (optional): __________

5.	Officer Signature (required): /s/ Don Bresina

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Filed in the Office of

Ross Miller

Secretary of State

State of Nevada

Business Number C35179-2001

Filing Number 20080027143-67

Filed On 01/14/2008

Number of Pages 4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: Security Financing Services, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Name Change: The new name of the Corporation is Echo Satellite Communications, Inc.

Reverse Split: The Company has effected a 200 for 1 reverse stock split of its common stock with a par value of $0.0001. After the reverse the Company will have 1,000,000 common shares authorized.

Increase in Authorized: The Company is increasing its authorized stock to 500,000,000 shares of which 490,000,000 are designated as common shares with a par value of $0.0001 and 10,000,000 are designated as preferred shares with a par value of $0.0001.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 62.11%.

4.	Effective date of filing (optional): __________

5.	Officer Signature (required): /s/ Don Bresina

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SECURITY FINANCING SERVICES, INC.

We, the undersigned hereby certify that, pursuant to the provisions of the Nevada Business Company Act, the undersigned Company adopted the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

NAME

The name of the corporation is Echo Satellite Communications, Inc.

ARTICLE FOUR

1.	General. The corporation shall have authority to issue two classes of shares, to be designated as “Preferred” and “Common”. The total number of shares which the corporation is authorized to issue is 500,000,000 shares. the number of common shares authorized is 490,000,000 and the par value of each share is $0.0001 per share. The common shares shall have identical rights and privileges in every respect. The number of preferred shares authorized is 10,000,000 and the par value of each such share is $0.0001 per share.

2.	Preferred Stock. the board of directors is vested with the authority to adopt A resolution or resolutions providing for the issue of authorized but unissued shares of preferred stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the board of directors in such resolution or resolutions. The characteristics of the preferred stock, including the ownership powers, voting powers, designations, preferences, and relative, participating, optional or other rights, if any, of each series of preferred stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the “Series Terms”), such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such series terms (a “Preferred Stock Series Resolution”) adopted by the board of directors or a committee of the board of directors to which such responsibility is specifically and lawfully delegated. The powers of the board with respect to the series terms of a particular series (any of which powers may, by a resolution of the board of directors, be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, the establishment of the following relative rights and preferences:

A.	The rate of dividends;
B.	The price at and the terms and conditions for which shares may be redeemed;
C.	The amount payable upon shares in event of involuntary liquidation;
D.	The amount payable upon shares in event of voluntary liquidation;
E.	Sinking fund provisions (if any) for the redemption or purchase of shares;
F.	The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and
G.	Voting rights, including the number of votes per shares, the matter on which shares can vote, and the contingencies which make the voting rights effective.

3.	Preferences, Limitations and Relative Rights.

A.	General. All shares of common stock shall have identical rights with each other except as provided in this Article 4 or in preferred series resolutions, all shares of preferred stock shall have preferences, limitations and relative rights identical with each other. Except as expressly provided in the preferred stock series resolutions, shares of preferred stock shall have only the preferences and relative rights expressly stated in this article.

B.	Dividends.

i. The preferred stock at the time outstanding shall be entitled to receive, when, as, and if declared by the board of directors, out of any funds legally available therefore, dividends at the rate fixed by the board of directors.

ii. No dividends shall be declared or paid on common stock unless full dividends on outstanding preferred stock for all past dividend periods and for the current dividend periods shall have been declared and paid.

C.	Liquidation Preference. In the event of dissolution, liquidation, or winding up of the corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of the common stock, as provided under Nevada law, the holders of each series of preferred stock then outstanding shall be entitled to receive the amount fixed by the board of directors, plus a sum equal to all accumulated, but unpaid dividends (if any) to the date fixed for distribution. All remaining assets shall be distributed pro rata among the holders of common stock.

D.	Redemption.

i. All or part of any one or more series of preferred stock may be redeemed at any time or times at the option of the corporation by a resolution of the board of directors, in accordance with the terms and provisions of this article four and subject to any series terms as set forth in a preferred stock series resolution, and those fixed by the board of directors. The corporation may redeem shares of anyone or more series without redeeming shares of other series, as determined by the board of directors. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably whether by lot or by any other equitable method determined by the board of directors.

ii. Redeemed shares Shall be paid for an amount and manners as fixed by the board of directors.

iii. Shares Of preferred stock which are redeemed shall be cancelled and shall be restored to the status of authorized but unissued shares.

E.	Purchase. Except As provided in this article, nothing shall limit the right of the corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.

F.	Voting. Except As fixed by the board of directors and except as otherwise expressly provided by law, all voting powers shall be in common stock and, except as may be set forth in serious terms and except as set forth in a preferred stock series resolution which may provide for voting rights, none in the preferred stock. Where preferred stock as a class has voting power, all series of preferred stocks shall be a single class.

ARTICLE TWELVE

AUTHORITY OF THE BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

The board of directors shall have the right to change the name of the corporation without shareholder approval to a name that reflects the industry or business in which the corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the corporation that the board of directors, in its sole discretion, deems appropriate.

The board of directors recommended and consented to this amendment on December 31, 2007. A majority of the shareholders of the company voted to amend the articles of incorporation. A total of 100,000,000 shares of common stock voted in favor of the amendment to the articles of incorporation, which constituted the vote of a majority of the shares entitled to vote on this amendment. There are no other classes of stock outstanding.

/s/ Don Bresina

Don Bresina, Chairman

Filed in the Office of

Ross Miller

Secretary of State

State of Nevada

Business Number C35179-2001

Filing Number 20090334473-85

Filed On 04/10/2009

Number of Pages 12

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: Echo Satellite Communications, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Name Change: The new name of the Corporation is SatMAX Corporation.

Reverse Split: The Company has effected a 20 for 1 reverse stock split of its common stock with a par value of $0.0001.

Amended and Restated Articles of Incorporation are attached hereto.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 60.975%.

4.	Effective date of filing (optional): 4/24/09

5.	Officer Signature (required): /s/ Don Bresina

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

ECHO SATELLITE COMMUNICATIONS, INC.

We, the undersigned hereby certify that, pursuant to the provisions of the Nevada Business Company Act, the undersigned Company adopted the following Articles of Amendment to its Articles of Incorporation:

ARTICLE 1

The name of the corporation is SatMAX Corporation.

The board of Directors recommended and consented to this amendment on December 31, 2008.

/s/ Don Bresina

Don Bresina, Chairman

CERTIFICATE OF ACTION OF SHAREHOLDERS

OF

ECHO SATELLITE COMMUNICATIONS, INC.

ECHO SATELLITE COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada (the “Company”), DOES HEREBY CERTIFY:

FIRST, that the holders of a majority of all shares of common stock of the company adopted the following resolutions:

RESOLVED, that the shareholders of the company deem it to be in the best interest of the company to ratify and approve a 20 for 1 reverse stock split of the company's common shares;

RESOLVED, that the record date for determining the holders of common shares subject to the reverse split shall be set as April 20, 2008;

RESOLVED, that the effective date for the forward stock split shall be April 24, 2008;

RESOLVED, that the shareholders of the company deem it to be in the best interest of the company to change the name of the company to Echo Satellite Communications, Inc.; and

BE IT FURTHER RESOLVED, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the proper officers of the Company B and they hereby are authorized and directed to take all such further action, to execute and deliver any and all agreements, instruments, and documents, relating thereto and in the name and on behalf of the company, under its corporate seal or otherwise, and to pay all such fees and expenses, which shall in their judgment be necessary, proper or advisable.

IN WITNESS WHEREOF, the undersigned, representing a majority of the outstanding shares of the Company have set forth their hand as of the 10th day of April, 2009.

/s/ PLC Capital Ventures, LLC

PC Capital Ventures, LLC

Number of Shares: 50,000,000

These shares represent 60.975% of the shares outstanding.

AMENDED ANO RESTATED ARTICLES OF INCORPORATION

OF SATMAX CORPORATION

ARTICLE I - NAME

The name of the corporation is SatMAX Corporation.

ARTICLE II- REGISTERED OFFICE AND AGENT

The address of the registered office of the "Corporation" is 10253 JERSEY SHORES AVE, LAS VEGAS, NEVADA 89135, and the name of the registered agent at such address is RAMAH KIRKLAND.

ARTICLE III - PURPOSE

The Corporation is organized for the purposes of transacting any and all lawful business for which a corporation may be incorporated under the Nevada Revised Statutes, now or hereafter in force (the "NRS").

ARTICLE IV - CAPITAL SHARES

4.1 Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is 500,000,000 shares, which shall consist of 490,000,000 shares of common stock, $0.0001 par value per share ("Common Shares") and 10,000,000 shares of preferred stock, $.0001 par value per share ("Preferred Shares"). Except as otherwise provided in accordance with these Articles of Incorporation, the Common Shares shall have unlimited voting rights, with each share being entitled to one vote, and the rights to receive the net assets of the Corporation upon dissolution, with each share participating on a pro rata basis.

4.2 Issuance of Preferred Shares. The Board of Directors is hereby authorized from time to time, without shareholder action, to provide for the issuance of Preferred Shares in one or more series not exceeding in the aggregate the number of Preferred Shares authorized by these Articles of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrict ions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to Preferred Shares of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Shares of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Shares of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Shares of any series to convert or exchange such Preferred Shares of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (Including the determination of the price or prices or the rate or rates applicable to such rights to convert Or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shalt be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

4.3 Filings and Effectiveness. Before the Corporation shall issue any Preferred Shares of any series, Articles of Amendment or Restated Articles of Incorporation, fixing the voting powers, designations, preferences, the relative, participating, option, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the Preferred Shares of such series, and the number of Preferred Shares of such series authorized by the Board of Directors to be issued shall be filed with the Secretary of State in accordance with the NRS and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

ARTICLE V - DIRECTORS

5.1 Governing Board. The members of the Governing Board of the Corporation shall be styled as Directors.

5.2 Number. The number of directors of the Corporation shall consist of not less than one (1), and not more than seven (7) members.

5.2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless for any reason there are no directors in office in which case they shall be filled by a special election by shareholders.

5.4 Change in Number of Directors. The number of Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

ARTICLE VI - ELECTION OF DIRECTORS

Shareholders of the Corporation shall not have the right to cumulate votes in the election of directors.

ARTICLE VII - SPECIAL SHAREHOLDER MEETINGS

Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

ARTICLE VIII - AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, repeal, alter, amend, and rescind the bylaws of the Corporation by a resolution adopted by a majority of the directors.

ARTICLE IX- LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for:

(a) Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

(b) Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the NRS is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the NRS, as so amended. The provisions of this Article shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while such provisions are in effect, and each such Directors shall be deemed to be serving as such in reliance on the provisions of this Article. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE X - MERGERS, SHARE EXCHANGES, AND OTHER TRANSACTIONS

A merger, share exchange, sale of substantially all of the Corporation's assets, or dissolution must be approved by the affirmative vote of a majority of the Corporation's outstanding shares entitled to vote, or if separate voting by voting groups is required then by not less than a majority of all the votes entitled to be cast by that voting group.

ARTICLE XI - INDEMNIFICATION

11.1 Definitions. As used in this Article:

a. "Agent" means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Agent" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an agent.

b. "Corporation" means the Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

c. "Director" means an individual who is or was a director of the Corporation or an individual who, white a director of the Corporation, is or was serving at the Corporation's request as a director officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. "Director » includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of a director.

d. "Employee" means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, Is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise- "Employee" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an employee.

e. "Expenses" include counsel fees.

f. "Indemnitee" means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to these Articles or other corporate action. "Indemnitee" includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of such individuals.

g, "Liability" means the obligation to pay a judgment, settlement penalty, fine, including an excise tax with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a proceeding.

h. "Officer" means an individual who is or was an officer of the Corporation (regardless of whether or not such individual was also a Director) or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, "Officer" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an officer.

i. "Party" includes an individual who was, is, or ls threatened to be named a defendant, respondent or witness in a proceeding.

j. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative, and whether formal or informal.

11.2 Indemnification Rights of Directors and Officers. The Corporation shall indemnify its Directors and Officers to the full extent not prohibited by applicable law now or hereafter in force against liability arising out of a Proceeding to which such individual was made a Party because the individual is or was a Director or an Officer. However, such indemnity shall not apply on account of:

(a) Acts or omissions of a Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;

(b) Any transaction with respect to which it was finally adjudged that a Director or Officer personally received a benefit in money, property, or services to which the Director or Officer was not legally entitled.

Subject to the foregoing, it is specifically intended that Proceedings covered by indemnification shall include Proceedings brought by the Corporation (including derivative actions); proceedings by government entities and governmental officials; or other third party actions.

11.3 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay Expenses in advance of the final disposition of a Proceeding to Employees and Agents of the Corporation who are not also

Directors, in each case to the same extent as to a Director with respect to the indemnification and advancement of Expenses pursuant to rights granted under, or provided by, the Act or otherwise.

11.4 Partial Indemnification. If an Indemnitee is entitled to indemnification by the Corporation for some or a portion of Expenses, liabilities, or losses actually and reasonably incurred by Indemnitee in an investigation, defense, appeal or settlement but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, liabilities or losses to which Indemnitee is entitled.

11.5 Procedure for Seeking Indemnification and/or Advancement of Expenses. The following procedures shall apply in the absence of (or at the option of the Indemnitee, in lieu thereof), specific procedures otherwise applicable to an Indemnitee pursuant to a contract, trust agreement, or general or specific action of the Board of Directors:

11.5.1 Notification and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

With respect to any such proceeding as to which Indemnitee has notified the Corporation:

(a) The Corporation will be entitled to participate therein at its own expense; and

(b) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee's consent to such counsel may not be unreasonably withheld.

After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnitee's expense; and if:

(i) The employment of counsel by Indemnitee has been authorized by the Corporation;

(ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

(iii) The Corporation shall not in fact have employed counsel to assume the defense of such proceeding, the fees and Expenses of Indemnitee's counsel shall be at the expense of the Corporation.

The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

11.5.2 Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the

Indemnitee shall submit to the Board a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitute an "Indemnification Statement").

Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty {60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; {2) such determination shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.

The foregoing determination may be made: (1) by the Board of Directors by majority vote of a quorum of Directors who are not at the time parties to the proceedings; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate) consisting solely of two (2) or more Directors not at the time parties to the proceeding; (3) by special legal counsel; or (4) by the shareholders as provided by the NRS.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

11.5.3 Special Procedure Regarding Advance for Expenses. An Indemnitee seeking payment of Expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification Statement:

(a) A written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

(b} A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

Upon satisfaction of the foregoing the Indemnitee shall have a contractual right to the payment of such Expenses.

11.5.4 Settlement. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without the Corporation 's written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

11.6. Contract and related rights.

11.6.1 Contract Rights. The right of an Indemnitee to indemnification and advancement of Expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

11.6.2 Optional Insurance, Contracts, and Funding. The Corporation may:

{a) Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability under NRS;

(b) Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the NRS; and

(c) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

11.6.3 Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

11.6.4 Right of Indemnitee to Bring Suit. If (1) a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation; or (2) a claim under this Article for advancement of Expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim. Neither (1) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to the proceeding or create a presumption that the Indemnitee is not so entitled.

11.6. Nonexclusivity of Rights. The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, provision of this Article or the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the shareholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide an Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

11.7 Contribution. If the indemnification provided in Section 11.2 of this Article is not available to be paid to Indemnitee for any reason other than those set forth in subparagraphs 11.2(a), 11.2(b), and 11.2(c) of Section 11.2 of this Article (for example, because indemnification is held to be against public policy even though otherwise permitted under Section 1.2) then in respect of any proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such proceeding), the Corporation shall contribute to the amount of loss paid or payable by Indemnitee in such proportion as is appropriate to reflect:

The relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose, and the relative fault of the Corporation on the one hand and the Indemnitee on the other hand in connection with the events which resulted in such loss, as well as any other relevant equitable consideration.

The relative benefits received by and fault of the Corporation on the one hand and the Indemnitee on the other shall be determined by a court of appropriate jurisdiction (which may be the same court in which the proceeding took place) with reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss. The Corporation agrees that it would not be just and equitable if a contribution pursuant to this Article was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

11.8 Exceptions. Any other provision herein to the contra ry notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Articles to indemnify or advance Expenses to Indemnitee with respect to any proceeding.

11.8.1 Claims Initiated by Indemnitee. Initiated or brought voluntarily by Indemnitee and not by way of defense, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate. Notwithstanding the foregoing, the Corporation shall provide indemnification including the advancement of Expenses with respect to Proceedings brought to establish or enforce a right to indemnification under these Articles or any other statute or law or as otherwise required under the statute.

11.8.2 Lack of Good Faith. Instituted by Indemnitee to enforce or interpret this Article, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

11.8.3 Insured Claims. For which any of the Expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

11.8.4 Prohibited by Law. If the Corporation is prohibited by the NRS or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission ("SEC") has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right to indemnify Indemnitee.

11.9 Successors and Assigns. All obligations of the Corporation to indemnify any Director or Officer shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law). The Corporation shall not effect any sale of substantially all of its assets, merger, consolidation, or other reorganization, in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Corporation.

ARTICLE XII - CORPORATION'S ACQUISITION OF ITS OWN SHARES

The Corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal with and in its own shares. Shares of the Corporation's stock acquired by it pursuant to this Article shall be considered "Treasury Stock" and so held by the Corporation. The shares so acquired by the Corporation shall not be considered as authorized and unissued but rather as authorized, issued, and held by the Corporation. The shares, so acquired shall not be regarded as cancelled or as a reduction to the authorized capital of the Corporation unless specifically so designated by the Board of Directors in an amendment to these Articles of Incorporation. The provisions of this Article do not alter or effect the status of the Corporation's acquisition of its shares as a "distribution" by the Corporation, nor alter or effect the limitations on distributions by the Corporation. Any shares so acquired by the Corporation, unless otherwise specifically designated by the Board of Directors, at the time of acquisition, shall be considered on subsequent disposition, as transferred rather than reissued. Nothing in this Article limits or restricts the right of the Corporation to resell or otherwise dispose of any of its shares previously acquired for such consideration and according to such procedures as established by the Board of Directors.

The undersigned has signed these Amended and Restated Articles of Incorporation as of December 31, 2008.

/s/ Don Bresina

DON BRESINA, Chairman

Filed in the Office of

Ross Miller

Secretary of State

State of Nevada

Business Number C35179-2001

Filing Number 20110517115-84

Filed On 07/13/2011

Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1.	Name of corporation: SATMAX CORPORATION

2.	The articles have been amended as follows (provide article numbers, if available):

NAME TO BE CHANGED TO

GREEN ENERGY SOLUTION INDUSTRIES, INC.

3.	The undersigned declare that they constitute at least two-thirds of the following:

(check only one box) [ ] incorporators [X] board of directors

4.	Effective date of filing (optional): _________

5.	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.	Signatures: (If more than two signatures, attach an 8 1/2" X 11” plain sheet with the additional signatures.)

X /s/ (Illegible) X /s/ (Illegible)

Authorized Signature Authorized Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees.

Filed in the Office of

Barbara K. Cegavske

Secretary of State

State of Nevada

Business Number C35179-2001

Filing Number 20200772047

Filed On 7/8/2020 12:50:00 PM

Number of Pages 3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: Green Energy Solution Industries, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

IT IS RESOLVED, that the name of the Corporation shall be “General European Strategic Investments, Inc.”

IT IS RESOLVED, that the Corporation is hereby authorized to amend its Articles of Incorporation to affect a 1,000 to 1 reverse stock split of its common stock without adjusting the number of authorized shares.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 60.

4.	Effective date of filing (optional) Date: __________ Time: __________

5.	Officer Signature (required): /s/ (Illegible)

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GREEN ENERGY SOLUTION INDUSTRIES, INC.

ARTICLE I

The name of the corporation shall be General European Strategic Investments, Inc. (the “Corporation”).

ARTICLE II

The period of its duration shall be perpetual.

ARTICLE III

The Corporation is organized of conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE IV

The aggregate number of shares that the corporation will have authority to issue is Five Hundred Million (500,000,000) shares with Four Hundred Ninety Million (490,000,000) be issued as Common Stock, with a par value of $0.0001 per share, and Ten Million (10,000,000) issued as Preferred stock. Shares of any stock class may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(i) Designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class.

(ii) Create One or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that series.

(iii) Alter or revoke the powers, preferences limitations, and relative rights granted to or imposed upon any holy unissued class of shares or any holy unissued series of any class of shares.

(iv) Increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that, the number may not be decreased below the number of shares of the series then outstanding or increased above the total number of authorized shares of the applicable class of series available for designation as part of the series;

(v) Determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rates of priority, if any, payment of dividends on shares of that class of shares or series of shares;

(vi) Determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if, so, the terms of such voting;

(vii) Determine whether or not these shares of that class of shares or series of shares will have conversion privileges and, if, so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii) Determine whether or not these shares of that class of shares or series of shares will be redeemable and, if, so, the terms and conditions of such redemption, including the date or date upon or after which they were redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix) Determine whether or not these shares of that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if, so, the terms and amount of such sinking fund;

(x) determine the rights of the shares of that class of shares or series of shares in the event of voluntary liquidation, dissolution or dining up the Corporation and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xi) determine any other relative rights, preference and limitation of that class of shares or series of shares.

The allocation between the classes, or among the series or each class, or unlimited voting rights and the right to receive the net assets of the corporation upon dissolution shall be as designated by the board of directors. All rights accruing to the outstanding shares of the corporation's not expressly provided for to the contrary of in the corporations bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the corporation and subject to any superior rights as so designated the common stock shall have unlimited voting rights and be entitled to receive the net assets of the corporation upon dissolution.

ARTICLE V

Provisions for the regulation of the internal affairs of the corporation will be contained in its bylaws as adopted by the board of directors the number of directors of the corporation shall be fixed by its bylaws.

ARTICLE VI

The corporation shall indemnify any person against expenses, including without limitation attorney’s fees, judgments, fines and amounts paid in settlement, actual and reasonable incurred by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving as the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise in all circumstance in which and to the extent that such indemnification is permitted and provided for the laws of the State of Nevada then in effect.

ARTICLE VII

To the fullest extent permitted in Chapter 78 of the Nevada Revised Statutes as the same exists of may hereafter be amended, and officer or directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages.

ARTICLE VIII

the corporation expressly elects not to be governed by or be subject to the provision of section 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or succor statues adopted by the state which may be deemed to apply to the corporation from time to time.

SIGNATURE

The undersigned hereby certifies on behalf of Green Energy Solution Industries, Inc., a corporation duly organized and existing under the laws of the State of Nevada, (the “Corporation”) that:

1.	The Undersigned is the President and Secretary, respectively of the Corporation
2.	The foregoing Amended and Restated Articles of Incorporation have been duly approved by a majority vote of the Board of Directors.
3.	The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Nevada Corporations Code.

I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct to our knowledge.

IN WITNESS WHEREOF, the undersigned officers have signed this Amended and Restated Articles of Incorporation this 2nd day of July, 2020.

/s/ Chris Lotito

By: Chris Lotito

Title: CEO

Filed in the Office of

Barbara K. Cegavske

Secretary of State

State of Nevada

Business Number C35179-2001

Filing Number 20222408272

Filed On 6/17/2022 1:34:00 PM

Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

Certificate of Designation

1.	Entity Information:

Name of entity: GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

Entity or Nevada Business Identification Number (NVID): C35179-2001

2.	Effective date and time: For Certificate of Designation or Amendment to Designation Only (Optional): Date: __________ Time: __________ (must not be later than 90 days after the certificate is filed)

3.	Class or series of stock: (Certificate of Designation only)

The class or series of stock being designated within this filing:

Series C Convertible Preferred Stock

4.	Information for amendment of class or series of stock: The original class or series being amended within this filing: _____

5.	Amendment of class or series of stock:

Certificate of Amendment to Designation- Before Issuance of Class or Series

As of the date of this certificate no shares of the class or series of stock have been issued.

Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of shareholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6.	Resolution: (Certificate of Designation and Amendment to Designation only)

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

1,500,000 of its 10,000,000 authorized $0.0001 par value Preferred Stock as Series C Convertible Preferred Stock. (additional pages attached)

7. Withdrawal:	Designation being Withdrawn: _____ Date of Designation: _____

8.	Signature: (Required) X /s/ Wolfgang Rauball Date: 17-JUN-22

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

SERIES C CONVERTIBLE PREFERRED STOCK

a.	Authorized Shares. The shares of the series of preferred stock are hereby created and authorized, and shall be designated “Series C Convertible Preferred Stock” (the “Series C Convertible Preferred Stock”). The total number of authorized shares constituting the Series C Convertible Preferred Stock shall be 1,500,000 shares. The number of shares constituting this series of preferred stock of the Corporation may be increased or decreased at any time, from time to time, in accordance with applicable law up to the maximum number of shares of preferred stock authorized under the Articles, less all shares at the time authorized of any other series of preferred stock of the Corporation; provided, however, that no decrease shall reduce the number of shares of this series to a number less than that of the then-outstanding shares of Series C Convertible Preferred Stock. The stated par value of the Series C Convertible Preferred Stock shall be $0.0001 per share. Shares of the Series C Convertible Preferred Stock shall be dated the date of issue.

b.	Dividend Rights. The holders of shares of Series C Convertible Preferred Stock shall not be entitled to receive any dividends.

c.	Liquidation Rights. The holders of shares of Series C Convertible Preferred Stock shall not have any liquidation rights.

d.	Voting Rights. The holders of Series C Convertible Preferred Stock shall not be entitled to (a) any voting rights with respect to the Series C Convertible Preferred Stock or (b) notice of any meeting of the shareholders of the Corporation, except in each case to the extent specifically required by Nevada law.

e.	Conversion Rights. The holders of Series C Convertible Preferred Stock may convert their shares at a one-for-one hundred (1:100) basis into common stock once the Company’s stock at a volume-weighted average price (VWAP) of $5.00 for 20 consecutive days. These Series C Convertible Preferred Stock shares will mature 15 years after the date of original issuance. Any holder of shares of Series C Convertible Preferred Stock desiring to convert any portion thereof into shares of Common Stock shall give written notice that such holder elects to convert a stated number of Series C Convertible Preferred Stock into Common Stock (the “Conversion Notice”) and shall surrender each certificate representing the Series C Convertible Preferred Stock to be converted, duly executed in favor of the Corporation or in blank accompanied by proper instruments of transfer, at the principal business office of the Corporation (or at such other place as may be designated by Corporation). The Conversion Notice shall set forth the name or names (with the address or addresses) in which the certificate or certificates for shares of the Common Stock shall be issued. To the extent permitted by law, the conversion of the Series C Convertible Preferred Stock pursuant to this section into Common Stock shall be deemed to have been effected immediately prior to the close of business on the date on which all the conditions of this section have been satisfied, and at such time the rights of the holder of such shares of Series C Convertible Preferred Stock so converted shall cease, and the person or persons in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the share of Common Stock represented thereby. The date on which the conversion of the Series C Convertible Preferred Stock pursuant to this section into Common Stock shall be deemed to have been effected is hereinafter referred to as the “Effective Conversion Date”. Except as otherwise provided herein, no payment or adjustment shall be made in respect of the Common Stock delivered upon conversion of the Series C Convertible Preferred Stock. As soon as practicable after the Effective Conversion Date, the Corporation shall issue and deliver, or cause to be issued and delivered, to the converting holder a certificate or certificates for the number of whole shares of Common Stock issuable by reason of the conversion of such shares of Series C Convertible Preferred Stock, registered in such name or names and such denominations as the converting holder has specified, subject to compliance with applicable laws to the extent such designation shall involve a transfer. In case the number of shares of Series C Convertible Preferred Stock represented by the certificate or certificates surrendered for conversion pursuant to this section exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof a new certificate for the number of shares of Series C Convertible Preferred Stock represented by the certificate or certificates surrendered that are not to be converted. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Series C Convertible Preferred Stock from time to time outstanding, but shares of Common Stock held in the treasury of the Corporation may, at the discretion of the Corporation, be delivered upon any conversion of the Series C Convertible Preferred Stock.

f.	Piggyback Registration Rights. If at any time the Company shall determine to prepare and file with the U.S. Securities and Exchange Commission a registration statement relating to an offering for its account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, the Company shall send to the Holder a written notice of such determination and if, within 15 calendar days after the date of such notice, the Holder (or any permitted successor or assign) shall so request in writing, the Company shall include in such registration statement all or any part of the Series C Preferred Convertible shares that such Holder requests to be registered.

g.	Anti-Dilution Provision. If prior to the Time of Conversion or delivery of shares to the Holder, there is a capital reorganization of the Company and, the outstanding shares of the Company are subdivided, re-divided, or changed into a greater, or consolidated into a lesser number of shares or reclassified into different shares and if the Holder has not exercised its right of conversion prior to the effective date of such subdivision, re-division, change or consolidation or reclassification (hereinafter referred to as a “Change”), the Holder shall be entitled to receive and shall accept, upon the exercise of such right of conversion at any time thereafter in lieu of the number of shares to which the Holder was entitled upon conversion immediately prior to such change, the aggregate number of shares of the Company that the Holder would have been entitled to receive as a result of such Change, if, on the effective date thereof, the Holder had been the registered holder of the number of shares to which it was entitled upon conversion immediately prior to the Change.